Exhibit 2.3

SUBSIDIARY AGREEMENT AND PLAN OF MERGER

SUBSIDIARY AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 2, 2005, between First Community Bank formerly First State Bank N.M. (the “Buyer Bank”), a New Mexico state chartered bank and a wholly owned subsidiary of First State Bancorporation, a New Mexico corporation (“Buyer”), and AccessBank (the “Bank”), a federal savings association and a wholly owned subsidiary of Access Anytime Bancorp, Inc., a Delaware corporation (the “Company”). The principal banking office of the Buyer Bank is located at 7900 Jefferson N.E., Albuquerque, New Mexico. The principal banking office of the Bank is 801 Pile Street, Clovis, New Mexico.

WHEREAS, the Boards of Directors of the Buyer and the Company have approved, and deem it advisable to consummate, the business combination transaction set forth in the Agreement and Plan of Merger, dated as of the date hereof (the “Parent Merger Agreement”), by and among the Buyer, the Company and the Bank, pursuant to which, among other things, the Company will merge with and into the Buyer (the “Parent Merger”); and

WHEREAS, not less than a majority of the entire Board of Directors of each of the Buyer Bank and the Bank has approved, and deemed it advisable to consummate, the merger of the Bank with and into the Buyer Bank (the “Subsidiary Merger”) provided for herein, in accordance with the provisions of N.M. Stat. Ann. § 58-4-4.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Parent Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Subsidiary Merger. Subject to the provisions of this Agreement, the Subsidiary Merger shall become effective in accordance with the terms of the Certificate of Merger (the “Certificate of Merger”) to be issued by the Director of the New Mexico Financial Institution Division. The term “Subsidiary Merger Effective Time” shall mean the date and time when the Subsidiary Merger becomes effective, as specified on the Certificate of Merger, which shall be immediately following the effective time of the Parent Merger.

1.2 Closing. Notwithstanding anything to the contrary contained in the Parent Merger Agreement, the closing of the Subsidiary Merger will take place immediately following the Parent Merger on the date and at the location specified in the Parent Merger Agreement or at such other time, date or place as may be agreed to by the parties hereto (the “Subsidiary Merger Closing Date”).

1.3 Effects of the Merger. (a) At the Subsidiary Merger Effective Time, (i) the separate existence of the Bank shall cease and the Bank shall be merged with and into the Buyer Bank (the Buyer Bank is sometimes referred to herein as the “Surviving Bank”), (ii) the Articles of Incorporation of the Buyer Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended in accordance with applicable law, (iii) the name of the Surviving Bank shall be “First Community Bank,” (iv) the Bylaws of the Buyer Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Bylaws of the Surviving Bank, (v) the offices of the Bank and Buyer Bank established and authorized immediately prior to the Subsidiary Merger Effective Time shall become established and authorized offices of the Surviving Bank and (vi) the directors and executive officers of the Buyer Bank immediately prior to the Subsidiary Merger Effective Time shall be the directors and executive officers of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

        (b) At and after the Subsidiary Merger Effective Time, the Subsidiary Merger shall have all the effects set forth in N.M. Stat. Ann. § 58-4-8 and the Surviving Bank shall be liable for all liabilities of Bank.

ARTICLE II

CAPITAL STOCK OF THE BANK, PARENT BANK

AND THE SURVIVING BANK

2.1 Bank Capital Stock. At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder of any shares of common stock, $0.01 par value per share, of the Bank (the “Bank Common Stock”), all issued and outstanding shares of Bank Common Stock shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. Any shares of Bank Common Stock outstanding and held by a person who has not voted in favor of the Subsidiary Merger or consented thereto in writing and who has properly demanded appraisal for such shares shall be handled in accordance with the provisions of N.M. Stat. Ann. § 58-4-10.

2.2 Buyer Bank Common Stock. The shares of common stock, $100 par value per share, of the Buyer Bank issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and unchanged after the Subsidiary Merger.

2.3 Capital Stock of Surviving Bank. The authorized capital stock of the Surviving Bank shall be 45,000 shares of common stock, par value $100 per share, of which there will be 22,500 shares issued and outstanding, and no shares of preferred stock.

ARTICLE III

COVENANTS

3.1 Covenants of the Bank and the Buyer Bank. During the period from the date of this Agreement and continuing until the Subsidiary Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of Buyer and the Company in the Parent Merger Agreement that pertain or are applicable to the Buyer Bank and the Bank, respectively. Each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Parent Merger Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Conditions to Each Party’s Obligation to Effect the Subsidiary Merger. The respective obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Subsidiary Merger Closing Date of the following conditions:

        (a) Consummation of Parent Merger. The Parent Merger shall have been consummated in accordance with the terms and conditions of the Parent Merger Agreement.

        (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsidiary Merger.

        (c) Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed by the required vote of the stockholders of each of the Buyer Bank and the Bank in accordance with the provisions of N.M. Stat. Ann. § 58-4-5.

        (d) Other Approvals and Notifications. All requisite regulatory approvals and notifications relating to the Subsidiary Merger, including without limitation, approval of the Board of Governors of the Federal Reserve System pursuant to the Bank Merger Act, 12 U.S.C. § 1828(c), and approvals of and filings with the New Mexico Financial Institutions Division required by Chapter 58 (Financial Institutions and Regulations), Article 4 (Merger and Consolidation of Banks) of the Annotated Statutes of New Mexico, shall have been filed and/or obtained and shall continue to be in full force and effect, and all applicable waiting periods in respect thereof shall have expired.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement shall be terminated immediately and without any further action on the part of the Buyer Bank or the Bank upon any termination of the Parent Merger Agreement. This Agreement also may be terminated at any time prior to the Subsidiary Merger Effective Time by mutual consent of the Buyer Bank and the Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of the Buyer Bank, the Bank or their respective officers, directors or affiliates.

5.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VI

GENERAL PROVISIONS

6.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Parent Merger Agreement.

6.2 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Subsidiary Merger Effective Time, except for those covenants and agreements contained herein that by their terms apply in whole or in part after the Subsidiary Merger Effective Time, and except to the extent set forth herein or in the Parent Merger Agreement.

6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Buyer Bank or the Bank, respectively, at the addresses for notices to the Buyer or the Company, respectively, as set forth in the Parent Merger Agreement, with copies to the persons referred to therein.

6.4 Counterparts. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.5 Entire Agreement. Except as otherwise set forth in this Agreement or the Parent Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Mexico, without regard to any applicable conflicts of law.

6.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

BUYER BANK:

FIRST COMMUNITY BANK

By:	/s/ H. Patrick Dee
Name: H. Patrick Dee Title: President & C.O.O.

ATTEST

/s/ Marshall G. Martin
Name: Marshall G. Martin Title: EVP – Secretary

BANK:

ACCESSBANK

By:	/s/ Norman R Corzine
Name: Norman R. Corzine Title: Vice Chairman

ATTEST

/s/ Susan Higgins
Name: Susan Higgins Title: SVP

Offices of Buyer Bank

•	1418 Carlisle NE, Albuquerque, NM 87110
•	7900 Jefferson NE, Albuquerque, NM 87109*
•	3620 Juan Tabo NE, Albuquerque, NM 87111
•	111 Lomas NW, Albuquerque, NM 87102
•	5001 Montgomery NE, Albuquerque, NM 87109
•	3000 Central SE, Albuquerque, NM 87106
•	8251 Golf Course Road NW, Albuquerque, NM 87120
•	2015 Eubank NE, Albuquerque, NM 87112
•	5620 Wyoming NE, Albuquerque, NM 87109
•	19390 N. Highway 85, Belen, NM 87002
•	388 Highway 44 West, Bernalillo, NM 87004
•	2421 Main Street, Los Lunas, NM 87031
•	1701 A US Route 66 W, Moriarty, NM 87035
•	221 Highway 165, Suite F, Placitas, NM 87043
•	1781 Rio Rancho Blvd., Rio Rancho, NM 87124
•	9 West Gutierrez Street, Pojoaque, NM 87506
•	100 N. Guadalupe, Santa Fe, NM 87501
•	3787 Cerrillos Road, Santa Fe, NM 87503
•	201 Washington Avenue, Santa Fe, NM 87501
•	600 San Mateo, Santa Fe, NM 87502
•	120 West Plaza, Taos, NM 87571
•	1520 Paseo Del Pueblo Norte, Taos, NM 87529
•	1021 S. Santa Fe Road, Taos, NM 87571
•	220 Josephine Street, Suite 100, Cherry Creek, CO 80209
•	121 St. Tejon, Suite 110, Colorado Springs, CO 80903
•	2721 S. College Avenue, Fort Collins, CO 80525
•	200 W. Littleton Blvd., Littleton, CO 80120
•	600 Kimbark Street, Longmont, CO 80502
•	215 Union Blvd, Suite 150 & 175, Lakewood, CO 80228
•	490 East 500 South, Salt Lake, UT 84111

*	signifies principal office

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Offices of Bank

•	5210 Eubank, NE, Albuquerque, NM 87111
•	7170 Montgomery Blvd NE, Albuquerque, NM 87109
•	3301 Coors Blvd NW, Albuquerque, NM 97120
•	801 Pile, Clovis, NM 88101*
•	2501 N. Prince, Clovis, NM 88101
•	101 W. Hill, Gallup, NM 87301
•	277 East Amador, Las Cruces, NM 88001
•	3090 N. Roadrunner Parkway, Las Cruces, NM 88001
•	400 W. First, Portales, NM 88130
•	9899 West Bell Road, Sun City, AZ 85351

*	signifies principal office

Offices of the Surviving Bank

•	1418 Carlisle NE, Albuquerque, NM 87110
•	7900 Jefferson NE, Albuquerque, NM 87109*
•	3620 Juan Tabo NE, Albuquerque, NM 87111
•	111 Lomas NW, Albuquerque, NM 87102
•	5001 Montgomery NE, Albuquerque, NM 87109
•	3000 Central SE, Albuquerque, NM 87106
•	8251 Golf Course Road NW, Albuquerque, NM 87120
•	2015 Eubank NE, Albuquerque, NM 87112
•	5620 Wyoming NE, Albuquerque, NM 87109
•	19390 N. Highway 85,Belen, NM 87002
•	388 Highway 44 West, Bernalillo, NM 87004
•	2421 Main Street, Los Lunas, NM 87031
•	1701 A US Route 66 W, Moriarty, NM 87035
•	221 Highway 165, Suite F, Placitas, NM 87043
•	1781 Rio Rancho Blvd., Rio Rancho, NM 87124
•	9 West Gutierrez Street, Pojoaque, NM 87506
•	100 N. Guadalupe, Santa Fe, NM 87501
•	3787 Cerrillos Road, Santa Fe, NM 87503
•	201 Washington Avenue, Santa Fe, NM 87501
•	600 San Mateo, Santa Fe, NM 87502
•	120 West Plaza, Taos, NM 87571
•	1520 Paseo Del Pueblo Norte, Taos, NM 87529
•	1021 S. Santa Fe Road, Taos, NM 87571
•	220 Josephine Street, Suite 100, Cherry Creek, CO 80209
•	121 St. Tejon, Suite110, Colorado Springs, CO 80903
•	2721 S. College Avenue, Fort Collins, CO 80525
•	200 W. Littleton Blvd., Littleton, CO 80120
•	600 Kimbark Street, Longmont, CO 80502
•	215 Union Blvd, Suite 150 & 175, Lakewood, CO 80228
•	490 East 500 South, Salt Lake, UT 84111
•	5210 Eubank, NE, Albuquerque, NM 87111
•	7170 Montgomery Blvd NE, Albuquerque, NM 87109
•	3301 Coors Blvd NW, Albuquerque, NM 97120
•	801 Pile, Clovis, NM 88101
•	2501 N. Prince, Clovis, NM 88101
•	101 W. Hill, Gallup, NM 87301
•	277 East Amador, Las Cruces, NM 88001
•	3090 N. Roadrunner Parkway, Las Cruces, NM 88001
•	400 W. First, Portales, NM 88130
•	9899 West Bell Road, Sun City, AZ 85351

*	signifies principal office

Name and Residence of Each Director of the Surviving Bank

•	Michael R. Stanford, 7900 Jefferson NE, Albuquerque, NM 87109
•	H. Patrick Dee, 7900 Jefferson NE, Albuquerque, NM 87109
•	Christopher C. Spencer, 7900 Jefferson NE, Albuquerque, NM 87109
•	Marshall G. Martin, 7900 Jefferson NE, Albuquerque, NM 87109
•	Thomas E. Bajusz, 7900 Jefferson NE, Albuquerque, NM 87109
•	Theresa A. Gabel, 8100 Lang NE, Albuquerque, NM 87109
•	James A. Warden, 7900 Jefferson NE, Albuquerque, NM 87109
•	Paul DiPaola, 111 Lomas NE, Albuquerque, NM 87102
•	V. William Dolan, 7900 Jefferson NE, Albuquerque, NM 87109
•	Rose Vargas, 120 West Plaza, Taos, NM 87571
•	Andy Gomez, 2421 Main Street, Los Lunas, NM 97031
•	Angie Baca, 100 N. Guadalupe, Sante Fe, NM 87501
•	John Jackson, 121 St. Tejon, Ste. 110, Colorado Springs, CO 80903
•	Ron Sanchez, 3787 Cerrillos Rd, Sante Fe, NM 87503
•	Jim Steeples, 220 Josephine Street, Ste. 100, Cherry Creek, CO 80209-3135
•	Doug Woods, 121 St. Tejon, Ste. 110, Colorado Springs, CO 80903

Name and Residence of Each Officer of the Surviving Bank

•	Michael R. Stanford, 7900 Jefferson NE, Albuquerque, NM 87109
•	H. Patrick Dee, 7900 Jefferson NE, Albuquerque, NM 87109
•	Thomas E. Bajusz, 7900 Jefferson NE, Albuquerque, NM 87109
•	Christopher C. Spencer, 7900 Jefferson NE, Albuquerque, NM 87109
•	Ron Sanchez, 3787 Cerrillos Rd, Sante Fe, NM 87503
•	James A. Warden, 7900 Jefferson NE, Albuquerque, NM 87109
•	Rose Vargas, 120 West Plaza, Taos, NM 87571
•	Paul DiPaola, 111 Lomas NE, Albuquerque, NM 87102
•	V. William Dolan, 7900 Jefferson NE, Albuquerque, NM 87109
•	Andy Gomez, 2421 Main Street, Los Lunas, NM 97031
•	Marshall G. Martin, 7900 Jefferson NE, Albuquerque, NM 87109
•	Theresa A. Gabel, 8100 Lang NE, Albuquerque, NM 87109
•	Angie Baca, 100 N. Guadalupe, Sante Fe, NM 87501
•	John Jackson, 121 St. Tejon, Ste. 110, Colorado Springs, CO 80903
•	Jim Steeples, 220 Josephine Street, Ste. 100, Cherry Creek, CO 80209-3135
•	Doug Woods, 121 St. Tejon, Ste. 110, Colorado Springs, CO 80903

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